EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Emergent Group Inc. and subsidiaries on Form S-8 of our report dated February 27, 2003 , which includes an emphasis paragraph relating to the Company's ability to continue as a going concern included in and incorporated by reference in the Annual Report on Form 10-K of Emergent Group Inc. for the year ended December 31, 2002.


                                      /s/ Singer Lewak Greenbaum & Goldstein LLP


Los Angeles, California
April 1, 2003